Exhibit 1.2

WOLSELEY PLC - OPTION GRANTS - SHARESAVE

3 May 2002

Ordinary shares of 25p each

Wolseley plc hereby notifies the following option grants to directors, pursuant to the Wolseley plc UK sharesave scheme:


Director's name      No. of options      Option price in pence     Date of grant
                     granted
---------------      --------------      ---------------------     -------------
Charles Banks        1,690               562                       18.4.02
Steve Webster        1,014               562                       18.4.02
Andrew Hutton        1,014               562                       18.4.02


For and on behalf of Wolseley plc

Edward Parker

Assistant Company Secretary